                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                               ARDEN GROUP, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

              [Logo]            ARDEN GROUP, INC.
                            2020 SOUTH CENTRAL AVENUE
                           COMPTON, CALIFORNIA  90220
                                 (310) 638-2842



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 27, 1995

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Arden Group, Inc. (the "Company") will be held at The Beverly Hilton Hotel, Wilshire Room in the Executive Center, 9876 Wilshire Boulevard, Beverly Hills, California, on June 27, 1995, at 10:00 a.m., Los Angeles Time, for the following purposes:

     1.   To elect three directors for a term of three years each;

     2. To ratify the selection of independent certified public accountants for the 1995 fiscal year; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The close of business on May 5, 1995, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. A list of such stockholders will be available for examination by any stockholder at the meeting and, for 10 days prior to the meeting, during ordinary business hours at Arden Group, Inc., 9595 Wilshire Boulevard, Suite 411, Beverly Hills, California.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED, POSTAGE PREPAID ENVELOPE. THE RETURN OF YOUR PROXY WILL NOT PRECLUDE YOU FROM VOTING IN PERSON IF YOU CHOOSE TO ATTEND THE MEETING.



                       By Order of the Board of Directors



                                      /s/
                                      ---------------------------
                                      Assistant Secretary


May 31, 1995



            PROMPT RETURN OF PROXIES WILL SAVE THE EXPENSE INVOLVED
                            IN FURTHER COMMUNICATION

                     [Logo]     ARDEN GROUP, INC.
                            2020 SOUTH CENTRAL AVENUE
                            COMPTON, CALIFORNIA 90220


                         ANNUAL MEETING OF STOCKHOLDERS
                                ON JUNE 27, 1995


                                 PROXY STATEMENT




GENERAL

     This Proxy Statement is furnished by the Board of Directors of Arden Group, Inc. (the "Company") in connection with its solicitation for use at the Annual Meeting of Stockholders (the "Meeting") to be held at The Beverly Hilton Hotel, Wilshire Room in the Executive Center, 9876 Wilshire Boulevard, Beverly Hills, California, on June 27, 1995, at 10:00 a.m. Los Angeles Time, and at any adjournment thereof. The approximate date on which this Proxy Statement and the accompanying forms of proxy will first be sent to stockholders is May 31, 1995.

     All shares represented by each properly executed and unrevoked proxy received in time for the Meeting will be voted as specified, or, if no specification is made, for (i) the election as directors of management's nominees; and (ii) the ratification of the selection of independent certified public accountants. The Company does not know of any other business that will be presented for action at the Meeting, but if any matter is properly presented, the persons named in the accompanying proxies will vote thereon in accordance with their judgment. A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with an Assistant Secretary of the Company, by timely delivery of a later proxy or by voting in person at the Meeting contrary to the manner in which the proxy is to be voted.

     The cost of soliciting proxies will be paid by the Company. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of stock of the Company and such persons will be reimbursed for their reasonable expenses. Proxies may be solicited by directors, officers or employees of the Company and its subsidiaries in person or by telephone or telegraph, for which such persons will receive no special compensation. In addition, Beacon Hill Partners, Inc. ("Beacon Hill") has been retained by the Company to aid in the solicitation of proxies from banks, brokers and nominees and will solicit such proxies by mail, telephone, telegraph and personal interview, and request brokerage houses and nominees to forward soliciting material to beneficial owners of the Company's stock. For these services, Beacon Hill will be paid a fee of $2,500 plus expenses.

RECORD DATE; SHARES ENTITLED TO VOTE; QUORUM

     The Board has fixed the close of business on May 5, 1995, as the record date for the determination of holders of Class A Common Stock and Class B Common Stock entitled to notice of and to vote at the Meeting. Accordingly, only holders of shares of Class A Common Stock and Class B Common Stock of record at the close of business on such date will be entitled to vote such shares at the Meeting. At the close of business on May 5, 1995, there were outstanding 970,866 shares of Class A Common Stock and 343,246 shares of Class B Common Stock. Each share of Class A Common Stock will entitle the holder thereof to one vote on all matters described in this Proxy Statement and all other matters which could be properly brought before the Meeting. Each share of Class B Common Stock will entitle the holder thereof to 10 votes on all matters described in this Proxy Statement and most other matters which could be properly brought before the Meeting. As of May 5, 1995, there were approximately 1,830 holders of record of Class A Common Stock and 13 holders of record of Class B Common Stock. The presence, either in person or by properly executed proxy, of both (i) stockholders holding of record a number of shares of Class A Common Stock entitling them to exercise a majority of the voting power of such class of stock and (ii) stockholders holding of record a number of shares of Class B Common Stock entitling them to exercise a majority of the voting power of such class of stock is necessary to constitute a quorum at the Meeting.

PRINCIPAL STOCKHOLDERS

     As of May 12, 1995, the only persons known to the Company to own beneficially more than 5% of the then outstanding shares of Class A Common Stock or Class B Common Stock were the following:


                                                                                AMOUNT AND
                                                                                NATURE OF
                                                                                BENEFICIAL          PERCENT
TITLE OF CLASS                NAME AND ADDRESS OF BENEFICIAL OWNER              OWNERSHIP (1)       OF CLASS (1)
- --------------                ------------------------------------              ----------          --------
Class A Common Stock          City National Bank, as Trustee                    235,967(2)           24.3%
                              of the Company's Stock Bonus Plan and Trust
                              (the "Stock Bonus Plan")
                              120 South Spalding Drive
                              Beverly Hills, CA 90213


Class A Common Stock          Bernard Briskin                                   145,007(3)           15.0%
                              Arden Group, Inc.
                              9595 Wilshire Blvd., Suite 411
                              Beverly Hills, CA 90212


Class A Common Stock          Southeastern Asset Management, Inc.               165,229(4)           17.0%
                              860 Ridgelake Blvd., Suite 301
                              Memphis, TN 38120


Class A Common Stock          Lazard Freres & Co.
                              One Rockefeller Plaza
                              New York, NY  10020                                55,300(5)            5.7%


Class B Common Stock          Bernard Briskin                                   340,624              99.2%

____________________________
(1) Unless otherwise indicated to the contrary, all beneficial owners have sole investment and voting power. For purposes of this table, 339,300 shares of Company Class A Common Stock which are held by AMG Holdings, Inc., an indirect wholly owned subsidiary of the Company, are not deemed to be outstanding.

(2) This amount includes the shares stated in note (3) below to be held for the account of Mr. Briskin in the Company Stock Bonus Plan, for which City National Bank acts as Trustee. City National Bank ("CNB"), as trustee of the Company Stock Bonus Plan, is required to take all action authorized or permitted by a beneficial owner of all securities owned by the trust created under such plan, including voting on or consenting (or withholding consent) to all matters or actions requiring or permitting a vote of the security holders. If, however, CNB has knowledge of any contested solicitation of votes or consents, then CNB will vote or otherwise act with respect to such contested matter pursuant to instructions from each participant in such plan (or, if deceased, the beneficiary thereof) to whom securities have been allocated. Any undirected allocated securities and any unallocated securities shall be voted for and against the action being voted or acted upon in the same ratio that responding participants have directed CNB to vote or act on such action.

(3) This amount includes the following shares: (i) 54,199 shares owned by Mr. Briskin's wife; (ii) 46,524 shares held in trust (of which Mr. Briskin is a trustee) for the benefit of Mr. Briskin, his children and his mother; and (iii) 11,262 shares held in the Company Stock Bonus Plan for the account of Mr. Briskin. Mr. Briskin disclaims any beneficial ownership of the shares set forth in clause (i) hereof.
          Mr. Briskin shares voting and investment power with respect to the shares referred to in clause (ii), and shares voting power but has no investment power with respect to the shares set forth in clause
          (iii). Nothing herein should be construed as an admission that Mr. Briskin is in fact the beneficial owner of any of these shares.

(4) Based upon information contained in Amendment No. 4 to Schedule 13G dated February 13, 1995 filed with the Securities and Exchange Commission by Southeastern Asset Management, Inc.

(5) Based upon information contained in Amendment No. 5 to Schedule 13G dated February 14, 1995 filed with the Securities and Exchange Commission by Lazard Freres & Co.

                              ELECTION OF DIRECTORS

     As permitted under the General Corporation Law of the State of Delaware, the state in which the Company is incorporated, the Company's Certificate of Incorporation provides for a classified Board of Directors, with approximately one-third of the total authorized number of directors elected each year for a term of three years by straight (as distinguished from cumulative) voting.

     At the Meeting, it is proposed to elect the three nominees shown below to hold office as directors until the Company's Annual Meeting in 1998 or until such directors' successors have been elected and qualified. Each nominee, except Mr. Danhakl, is now a director of the Company.

     Under Article Fourth of the Certificate of Incorporation of the Company, so long as the total number of outstanding shares of Class B Common Stock is equal to or greater than 12.5% of the total aggregate number of outstanding shares of Class A Common Stock and Class B Common Stock, the holders of Class A Common Stock are entitled to elect at any meeting therefor only such number of directors as, when added to the number of continuing directors previously elected by the holders of Class A Common Stock, equals 25% of the total number of directors of the Company (rounded up to the nearest whole number); the remaining directors are to be elected by the holders of the Class B Common Stock.

     Pursuant to the terms of the Company's Certificate of Incorporation, the holders of Class A Common Stock are entitled to elect one director at the Meeting and will have one vote per share for the election of such director. The holders of Class B Common Stock are entitled to elect two directors at the Meeting and will have 10 votes per share for each director to be elected by such stockholders. In each case, the election of the director or directors requires the affirmative vote of the holders of a plurality of the shares of such class of stock present, in person or by proxy, and entitled to vote at the Meeting. Any votes against a nominee or withheld from voting (whether by abstention, broker non-votes or otherwise) will not be counted and will have no effect on the vote with respect to the election of directors.

     The Board of Directors recommends a vote FOR the election of each of the three nominees whose names are shown below.

     Management is not aware of any circumstance that would render any nominee unable to serve. However, if any nominee should unexpectedly become unavailable for election, votes will be cast, pursuant to the accompanying proxies, for the election of a substitute nominee or nominees who may be selected by the present Board of Directors.

     Below is set forth certain information concerning each of the three nominees and the four continuing directors as of May 12, 1995. Certain of this information has been supplied by the persons named:


                              PRINCIPAL OCCUPATION          DIRECTOR     TERM
      NAME      AGE        AND OTHER DIRECTORSHIPS (1)      SINCE      EXPIRES
      -----     ----       ---------------------------      --------   -------

NOMINEES FOR ELECTION BY CLASS A COMMON STOCKHOLDERS
FOR A THREE-YEAR TERM ENDING IN 1998:
Daniel Lembark  70         Financial consultant and         1978       1995
                           Certified Public Accountant


NOMINEES FOR ELECTION BY CLASS B COMMON STOCKHOLDERS
FOR A THREE-YEAR TERM ENDING IN 1998:

                                   PRINCIPAL OCCUPATION                              DIRECTOR       TERM
     NAME                AGE       AND OTHER DIRECTORSHIPS (1)                       SINCE          EXPIRES
     ----                ---       ----------------------------                      ------         -------
     Bernard Briskin     70        Chairman of the Board of Directors, President     1970           1995
                                   and Chief Executive Officer of the Company
                                   and Arden-Mayfair, Inc., a subsidiary of the
                                   Company, and Chairman of the Board of AMG
                                   Holdings, Inc. and Gelson's Markets, both
                                   subsidiaries of Arden-Mayfair.


     John G. Danhakl     39        Managing Director of Donaldson Lufkin
                                   Jenrette Securities Corporation from March
                                   1990 to February 1995.  Managing Director of
                                   Leonard Green & Partners from March 1995 to
                                   present.

Curtis H. Palmer, Chairman of the Board since 1976, did not stand for re-election as a Director. Mr. Danhakl has been nominated by the Board to succeed him.


CONTINUING DIRECTORS: (2)
Robert A. Davidow        53        Director of WHX Corporation since January         1993           1996
                                   1991; private investor.

Stuart A. Krieger        77        Business Consultant.                              1978           1997
                                   Director of American Rocket Co.

Frederick A. Schnell     84        President (retired), Western Operations, The      1975           1996
                                   Prudential Insurance Company of America.

Ben Winters              74        Business Consultant.                              1978           1997

_________________________
(1) Unless otherwise indicated, principal occupation or occupations shown have been such for a period of at least five years in the aggregate.

(2) Date shown for term of service indicates commencement of service as a director of the Company or Arden-Mayfair.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Company has audit, nominating, investment and compensation committees. Current members of the audit committee are Mr. Schnell, chairman, and Messrs. Lembark and Winters. This committee, which monitors significant accounting policies, approves services rendered by the independent auditors, reviews audit and management reports and makes recommendations regarding the appointment of independent auditors and the fees payable for their services, met 3 times in 1994. Current members of the Compensation Committee are Mr. Lembark, chairman, and Messrs. Davidow, Schnell and Winters. This committee, which considers and makes recommendations as to salary and incentive compensation awards to senior executive officers, met 5 times in 1994. Current members of the investment committee are Mr. Davidow, chairman, and Messrs. Briskin and Winters. This committee defines the short term investment strategy for the Company and met 5 times in 1994. Current members of the nominating committee are Mr. Winters, chairman, and Messrs. Briskin, Krieger and Schnell. This committee, which was established to select candidates for nomination and election as directors, met once in 1994. The nominating committee will consider qualified nominees recommended by stockholders. Stockholders who wish to recommend qualified nominees should write to an Assistant Secretary of the Company at 2020 South Central Avenue, Compton, California 90220, and should state the qualifications of persons proposed by them.

     During the 1994 fiscal year, the Board of Directors held 11 meetings. Each of the directors (except Mr. Palmer) attended over 75% of the aggregate of all of the meetings of the Board of Directors and meetings held by all committees of the Board on which he served during such period.

COMPENSATION OF DIRECTORS

     During 1994, each non-employee director of the Company was compensated for all services as a director at an annual rate of $12,000 plus $750 for each Board meeting attended and $750 for attendance at each committee meeting. Non-employee directors who serve as committee chairmen are entitled to an additional $3,000 per year. Messrs. Briskin and Palmer are employees of the Company and do not receive the compensation otherwise payable to directors.

BENEFICIAL OWNERSHIP OF THE COMPANY'S STOCK BY MANAGEMENT

     The following table shows, as of May 12, 1995, the beneficial ownership of the Company's equity securities by each director or nominee, Ernest T. Klinger, CFO, VP Finance and Administration, and by all directors and officers as a group.

                                                                                AMOUNT AND
                                                                                NATURE OF
                                                    TITLE OF CLASS              BENEFICIAL     PERCENT
                    NAME                          OF COMPANY'S STOCK            OWNERSHIP(1)   OF CLASS(1)
                    ----                          ------------------            ------------   -----------
Bernard Briskin      . . . . . . . . . . . . .    Class A Common Stock          145,007(2)(3)    15.0%
                                                  Class B Common Stock          340,624          99.2%

Robert A. Davidow  . . . . . . . . . . . . . .    Class A Common Stock                 --
John G. Danhakl    . . . . . . . . . . . . . .    Class A Common Stock                 --
Stuart A. Krieger  . . . . . . . . . . . . . .    Class A Common Stock                 --
Daniel Lembark     . . . . . . . . . . . . . .    Class A Common Stock                 --
Curtis H. Palmer   . . . . . . . . . . . . . .    Class A Common Stock               212(3)(4)
Frederick A. Schnell . . . . . . . . . . . . .    Class A Common Stock                 --
Ben Winters          . . . . . . . . . . . . .    Class A Common Stock               100(2)(4)
Ernest T. Klinger    . . . . . . . . . . . . .    Class A Common Stock               325(3)(4)
All directors and executive officers as a group
   (9 persons)       . . . . . . . . . . . . .    Class A Common Stock           156,611(3)      16.1%
                                                  Class B Common Stock           340,624         99.2%

__________________________

(1) Unless otherwise indicated to the contrary, all beneficial owners have sole investment and voting power. The number of outstanding shares of Company Class A Common Stock on which the percentages shown in this table are based does not include 339,300 shares of Company Class A Common Stock held by AMG Holdings, Inc.

(2) See notes (2) and (3) to the table under "Principal Stockholders" set forth above.

(3) Includes shares held in the Company Stock Bonus Plan for the accounts of the named individuals.

(4)       Did not exceed 1% of the outstanding shares of the class.

EXECUTIVE OFFICERS OF THE COMPANY

     Set forth below is certain information regarding the persons who presently serve as executive officers of the Company.


     NAME                AGE       POSITIONS AT THE COMPANY(1)
     ----                ---       --------------------------
Bernard Briskin          70        Chairman of the Board, President and Chief
                                   Executive Officer of the Company.

Ernest T. Klinger        59        Vice President Finance and Administration and
                                   Chief Financial Officer of the Company.

Milton H. Barker         77        Vice President of the Company.

_________________________
(1) Unless otherwise indicated, principal occupation or occupations shown have been such for a period of least five years in the aggregate.

        Executive officers of the Company are elected annually by the Company Board and serve at the discretion of the Company Board, with the exception of Mr. Briskin, who has an employment agreement. See "Employment Agreement - Bernard Briskin."

EXECUTIVE COMPENSATION AND RELATED INFORMATION

        GENERAL. The following table sets forth the total annual and long-term compensation paid or accrued by the Company and its subsidiaries in connection with all businesses of the Company and its subsidiaries to or for the account of the Chief Executive Officer of the Company and each other executive officer of the Company whose total annual salary and bonus for the fiscal year ended December 31, 1994 exceeded in the aggregate $100,000.

                                                                                 LONG TERM COMPENSATION
                                                                          ------------------------------------
                                                                                  AWARDS             PAYOUTS
                                                                          -----------------------   ----------
                                    ANNUAL COMPENSATION                                 SECURITIES-
                     -------------------------------------------------    RESTRICTED    UNDERLYING
                                                              OTHER         STOCK       OPTIONS/       LTIP          ALL OTHER
     NAME AND                  SALARY         BONUS        COMPENSATION    AWARD(S)     SARS (4)     PAYOUTS      COMPENSATION (6)
PRINCIPAL POSITION   YEAR       ($)            ($)             ($)           (4)           ($)         (4)              ($)
- -------------------  ----    ----------    ------------    -----------    ----------    ---------   ----------    ----------------
Bernard Briskin,     1994    440,000         273,068        41,791(3)                                                     3,000(5)
 Chief Executive     1993    350,000       2,248,019(2)    994,609(3)                                                  -0-
 Officer             1992    350,000         193,804        43,611(3)                                                  -0-

Ernest T. Klinger,   1994    190,000(1)       -0-                 (7)                                                     3,000(5)
 CFO, VP Finance     1993    190,000(1)       -0-                 (7)                                                     9,450(5)
 and Administration  1992    193,654(1)       -0-                 (7)                                                  -0-

(1) Salary covers compensation for 52 weeks in both 1994 and 1993 and 53 weeks in 1992.

(2) Includes a one time bonus to Mr. Briskin of $1,911,827 related to the sale of the Company's communication equipment business.

(3)     Includes for fiscal 1993 a payment of $941,676 to Mr. Briskin under a
        deferred compensation arrangement.   Also includes payments to Mr.
        Briskin of $30,242, $42,085 and $34,035 for fiscal years 1994, 1993 and
        1992, respectively, for the purpose of enabling him to purchase life insurance.

(4) The Company did not grant to Mr. Briskin or Mr. Klinger any restricted stock, stock options or stock appreciation rights ("SARs") and made no payout to them on any long-term incentive plan in fiscal years 1994, 1993, or 1992.

(5) The amount of the Company contribution to the Arden Group, Inc. 401(k) Retirement Savings Plan allocated to the named executive officer.

(6) Does not include retirement benefits from the Telautograph Pension Plan, which was terminated in 1993, or benefits allocable under the Company Stock Bonus Plan.

                                       6


(7) Perquisites and other personal benefits did not exceed the lesser or $50,000 or 10% of the compensation received by Mr. Klinger in any of the years for which compensation information is reported.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Board of Directors has a Compensation Committee. At the end of fiscal 1994 the Compensation Committee consisted of the following directors:

                                   Daniel Lembark, Chairman
                                   Robert A. Davidow
                                   Frederick A. Schnell
                                   Ben Winters


REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee of the Board of Directors (the "Committee") is composed of four outside directors and is responsible for developing and making recommendations to the Company Board with respect to the Company's executive compensation policies. The objective of the Committee is to support the achievement of the Company goals by providing compensation which will attract and retain superior talent and reward performance.

COMPENSATION FOR BERNARD BRISKIN

The compensation of Mr. Bernard Briskin, the Chief Executive Officer of the Company, is established under an Employment Agreement dated May 13, 1988 which was amended effective January 1, 1994 (the "Employment Agreement"). The term of the Employment Agreement expires January 1, 2001. Effective January 1, 1994, pursuant to the Employment Agreement, Mr. Briskin's base salary was increased to $440,000 per year from $350,000 per year. His base salary was increased effective January 1, 1995 to $444,400 per year based upon the increase in the Consumer Price Index and will be increased on January 1 of succeeding years during the term of the Employment Agreement based upon further increases in the Consumer Price Index subject, however, to a maximum annual increase. The annual bonus arrangement provided for Mr. Briskin in the Employment Agreement was approved by the stockholders at the 1994 Annual Meeting of Stockholders. The amount of the bonus is equal 2 1/2% of the Company's first $2,000,000 of Pre-Tax Profits (as defined in the Employment Agreement) plus 3 1/2% of Pre-Tax Profits in excess of $2,000,000. For fiscal year 1994, the amount of the bonus was $273,068.

As described in the Report of the Compensation Committee in the Proxy Statement for the 1994 Annual Meeting of Stockholders, the amendments effective January 1, 1994 were the result of several months of discussion between Mr. Briskin and the Committee. In considering the terms and provisions of the Employment Agreement, the Committee took into account a number of factors, including comparative salaries, the fact that no increase in Mr. Briskin's base salary had occurred since 1988, the elimination or expiration of other benefits under the then existing employment agreement, and certain additional responsibilities relating to long-term planning.

OTHER COMPENSATION

As to other executive officers, the program of executive compensation implemented by the Committee is intended to provide an overall level of compensation that is competitive within the grocery business. Actual compensation levels may be greater or less than average competitive levels in other companies based upon annual and long-term performance of the Company, as well as the individual performance, responsibility and achievement of the executive officer. Accordingly, the Committee uses its discretion to set executive compensation based on internal, external and individual factors.

The Arden Group, Inc. Stock Bonus Plan is included as a component of executive compensation and thus, as well as other factors, ties a portion of executive compensation to the profitability of the Company.

In general, Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows deductions by a publicly traded corporation for compensation in excess of $1,000,000 to its chief executive officer or any of its four other highest paid officers. The Committee does not expect that any executive officer's compensation for the 1995 fiscal year will exceed the $1,000,000 IRS deduction cap. In any event, since Mr. Briskin's bonus arrangement was approved by stockholders, the amount of Mr. Briskin's annual bonus arrangement should be excluded from the computation to determine whether his compensation exceeds the $1,000,000 deduction cap.

Daniel Lembark, Chairman           Robert A. Davidow
Frederick A. Schnell               Ben Winters

Members of the Compensation Committee.

PERFORMANCE GRAPH

        Set forth below is a line graph comparing the cumulative total stockholder return on the Company Common Stock against the cumulative total return of the Standard & Poor's 500 Stock Index, the Standard & Poor's Food Retailers Index and the Dow Jones Food Retailers Index for the period of five years commencing December 31, 1989 and ending December 31, 1994. The graph assumes that $100 was invested on December 31, 1989 in the Company Stock and in each of the above-mentioned indices that all dividends were reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           ARDEN GROUP, INC.    S&P 500 INDEX   S&P FOOD RETAILERS INDEX
1989                      100              100                       100
1990                    68.25            96.89                    105.87
1991                    73.01           126.42                    111.49
1992                    55.55           136.05                    145.79
1993                    80.95           149.76                    141.42
1994                    72.22           151.74                    151.36


STOCK BONUS PLAN

        The Company has a non-contributory trusteed stock bonus plan which is qualified under Section 401 of the Internal Revenue Code of 1986, as amended. All non-union employees over 18 years of age who complete 1,000 hours of service are eligible to become participating employees in the plan. Contributions to the plan for any fiscal year, as determined by the Board of Directors, are discretionary, but in no event to exceed 15% of the annual aggregate salaries of those employees eligible for participation in the plan. Any assets of the Plan which are not invested in the Company's Class A Common Stock may be invested in certain government backed securities. Contributions to the plan are allocated among eligible participants in the proportions of their salaries to the salaries of all participants. Contributions accrued for the Plan in 1994 were $328,000.

ARDEN GROUP, INC. 401(k) RETIREMENT SAVINGS PLAN

        Effective January 1, 1992, the Company's Board adopted the Arden Group, Inc. 401(k) Retirement Savings Plan (the "Company Savings Plan"). All non-union employees of the Company and its subsidiaries (except employees of AMG Holdings) who have attained the age of 18 and have completed at least one year of service with any of such companies are entitled to participate in the Company Savings Plan. The Company Savings Plan provides that, with certain limitations, a participating employee may elect to contribute up to 15% of such employee's annual compensation to the Company Savings Plan on a tax-deferred basis, subject to a limitation that the annual elective contribution may not exceed an annual indexed dollar limit determined pursuant to the Internal Revenue Code ($9,240 in 1994). Annual contributions are made by the Company, in a discretionary amount as determined by the Company each year. Contributions accrued for the Plan in 1994, to be contributed in early 1995, were $130,000.

EMPLOYMENT AGREEMENT - BERNARD BRISKIN

        Mr. Briskin is employed as the Chairman of the Board of Directors, President and Chief Executive Officer of the Company and Arden-Mayfair, Inc. and the Chairman of the Board and Chief Executive Officer of AMG Holdings, Inc. and Gelson's Markets pursuant to an employment agreement which was entered into as of May, 1988 (such agreement is hereinafter referred to as the "Agreement").
The Agreement was amended in April, 1994 retroactive to January 1, 1994 (the Agreement as amended is hereinafter referred to as the Amended Agreement.) The Amended Agreement has a term ending at January 1, 2001 and provides that the term thereof is subject to automatic extension thereafter for periods of one fiscal year each unless either his employers or Mr. Briskin gives notice of termination not less than 15 months nor more than 18 months prior to the date upon which the term of the Amended Agreement will expire. If at any time the employers decide not to extend the Amended Agreement for another year, Mr. Briskin is entitled to receive the sum of $600,000 as severance pay.

        The Amended Agreement provides for an annual base salary of $440,000 and a bonus based upon the "pre-tax profits" (as defined) of the Company for each fiscal year to the extent of 2 1/2% of the first $2,000,000 of pre-tax profits and 3 1/2% of pre-tax profits in excess of $2,000,000. "Pre-tax Profits" for a particular fiscal year is the amount shown on the audited Consolidated Statement of Operations of the Company for such fiscal year as "Income Before Income Taxes and Extraordinary Items," adjusted so as to exclude any charge, accrual or deduction for any bonus paid or payable to Mr. Briskin. The annual base salary is subject to a cost of living adjustment effective as of January 1, 1995 and as of January 1 of each year thereafter (the Adjustment Date.) The base salary is adjusted for increases in the Consumer Price Index for All Urban Wage Earners and Clerical Workers Los Angeles-Anaheim-Riverside Metropolitan Area (1982-
1984 = 100) published by the Bureau of Labor Statistics of the United States Department of Labor (the Index). The base salary is adjusted for 100% of any increase in the Index up to 3% and 50% for any increase in the Index in excess of 3% up to 5%, with no adjustment for any increase in the Index in excess of 5%. The amount of the increase in the Index is calculated by dividing the Index for the month of October immediately preceding the applicable Adjustment Date by the Index for the month of October of the immediately preceding calendar year. As a result of the cost of living adjustment, the base salary was increased to $444,400 as of January 1, 1995.

        The Amended Agreement also provides for certain expense reimbursement and personal benefits, including payment or reimbursement for uninsured medical expenses of Mr. Briskin and his immediate family up to a maximum of $100,000 during any calendar year. In addition, in the event that Mr. Briskin becomes permanently disabled, dies or his employment is terminated without cause during the term of the Amended Agreement, then all amounts of principal and accrued interest outstanding under the Promissory Notes of $212,500 and $303,750 in original principal amounts, respectively, (see Certain Other Transactions) are forgiven.

        The Amended Agreement provides that its terms will be subject to review during the 1997 fiscal year by the Compensation Committee of the Board of Directors. Pursuant to this provision, the terms of the Amended Agreement may be modified.


                           CERTAIN OTHER TRANSACTIONS

     In connection with the purchase by Mr. Briskin of shares of the Company's Class A Common Stock in 1979 and 1980, the Company loaned Mr. Briskin $212,500 and $303,750, respectively. Under his Amended Employment Agreement the interest rates payable under the notes reflecting such loans and the maturity dates of such notes were modified. Interest on the unpaid principal of such loans is payable at the rate of 6% per annum payable annually on or before December 31 of each year. Principal on the $212,500 note is payable in annual installments of $30,357.14 commencing December 31, 1994 and continuing each December 31 thereafter until December 31, 2000 at which time the entire unpaid principal balance of that note with all accrued and unpaid interest is due and payable. Principal on the $303,750 note is payable in annual installments of $43,392.86 commencing on December 31, 1994 and continuing each December 31 thereafter until December 31, 2000 at which time the entire unpaid principal balance of that note with all accrued and unpaid interest is due and payable. The foregoing notes are collateralized by 100,000 shares of the Company's Class B Common Stock. The outstanding balance of the two notes as of December 31, 1994 was $442,500.

           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's Board of Directors, upon recommendation of its Audit Committee, has selected Coopers & Lybrand, independent certified public accountants, to audit the books, records and accounts of the Company and its consolidated subsidiaries for the 1995 fiscal year. Coopers & Lybrand has audited the books, records and accounts of the Company and its subsidiaries for a number of years. If the stockholders do not ratify the appointment of Coopers & Lybrand, other certified public accountants will be appointed by the Board on recommendation of the audit committee.

     It is anticipated that representatives of Coopers & Lybrand will attend the Meeting with the opportunity to make any statement they may desire to make, and will be available to respond to appropriate questions from stockholders.

     Ratification of the selection of independent public accountants for the Company requires the affirmative vote of a majority in voting interest of the stockholders present, in person or by proxy, and entitled to vote at the Meeting. Abstentions and broker non-votes will not be voted for or against this proposal, but will have the effect of negative votes since an affirmative vote of a majority in voting interest of stockholders present and eligible to vote is required to ratify the selection.

     The Board of Directors recommends a vote FOR ratification of the selection of Coopers & Lybrand.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     In the event that a stockholder wishes to submit a proposal for consideration by the stockholders of the Company at the next Annual Meeting of Stockholders in conformity with current Securities and Exchange Commission proxy regulations and any such proposal must be received by any Assistant Secretary of the Company no later than February 2, 1996 in order for it to be includable in the proxy statement for such Annual Meeting.

                              By Order of the Board of Directors



                                            /s/
                                            -------------------------------
                                            Assistant Secretary




May 31, 1995

PROXY                                                             CLASS A COMMON

                               ARDEN GROUP, INC.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF ARDEN GROUP, INC.

    Bernard Briskin, Daniel Lembark and Ben Winters are hereby appointed proxies (each with power to act alone and with power of substitution) to vote all shares which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Arden Group, Inc., at The Beverly Hilton Hotel, Beverly Hills, California at 10:00 a.m. on June 27, 1995 and all adjournments thereof, on the matters set forth below, and in their discretion upon any other matters brought before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS NO. 1 AND 2.

    1. ELECTION OF DIRECTORS

             FOR / / the nominee listed below (except as marked to the contrary below)

             Daniel Lembark

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, STRIKE A  LINE
                   THROUGH THAT NOMINEE'S NAME ABOVE).

             WITHHOLD AUTHORITY / / to vote the nominee listed above

    2. FOR / / AGAINST / / ABSTAIN / / the proposal to ratify the selection of Coopers & Lybrand as independent public accountants of the Company.

                   (Continued and to be signed on other side)

                          (continued from other side)

THIS PROXY WILL BE VOTED AS SPECIFIED, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

    The undersigned hereby revokes all prior proxies.

                                                   PLEASE SIGN, DATE, AND MAIL
                                                   THIS PROXY TODAY
                                                    Dated ______________________
                                                    Signature __________________
                                                    Signature __________________

                                                    / / I/WE  PLAN TO ATTEND THE
                                                        MEETING.

                                                 Please be  sure  to  date  this
                                                 Proxy  and  to sign  exactly as
                                                 your name appears hereon; joint
                                                 owners should each sign, if  by
                                                 a  corporation,  in  the manner
                                                 usually employed by it; if by a
                                                 fiduciary,   the    fiduciary's
                                                 title should be shown.

                                                    YOUR VOTE IS IMPORTANT.

PROXY                                                             CLASS B COMMON

                               ARDEN GROUP, INC.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF ARDEN GROUP, INC.

    Bernard Briskin, Daniel Lembark and Ben Winters are hereby appointed proxies (each with power to act alone and with power of substitution) to vote all shares which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Arden Group, Inc., at The Beverly Hilton Hotel, Beverly Hills, California at 10:00 a.m. on June 27, 1995 and all adjournments thereof, on the matters set forth below, and in their discretion upon any other matters brought before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS NO. 1 AND 2.

    1. ELECTION OF DIRECTORS

             FOR / / the nominees listed below (except as marked to the contrary below)

             (a) Bernard Briskin (b) John G. Danhakl

     (INSTRUCTION: TO  WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, STRIKE A LINE
                   THROUGH THAT NOMINEE'S NAME ABOVE).

             WITHHOLD AUTHORITY / / to vote the nominee listed above

    2. FOR / / AGAINST / / ABSTAIN / / the proposal to ratify the selection of Coopers & Lybrand as independent public accountants of the Company.

                   (Continued and to be signed on other side)

                          (continued from other side)

THIS PROXY WILL BE VOTED AS SPECIFIED, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

    The undersigned hereby revokes all prior proxies.

                                                    PLEASE SIGN, DATE, AND MAIL
                                                    THIS PROXY TODAY
                                                    Dated ______________________
                                                    Signature __________________
                                                    Signature __________________

                                                    / / I/WE PLAN TO ATTEND  THE
                                                        MEETING.

                                                 Please  be  sure  to  date this
                                                 Proxy and  to sign  exactly  as
                                                 your name appears hereon; joint
                                                 owners  should each sign, if by
                                                 a corporation,  in  the  manner
                                                 usually employed by it; if by a
                                                 fiduciary,    the   fiduciary's
                                                 title should be shown.

                                                    YOUR VOTE IS IMPORTANT.